Exhibit 17.1


                            Peiser & Associates, Inc.
                           FDA Compliance Consultants
                                   PO Box 774
                              Palm Harbor, Fl 34682
                        800 367 4313 Fax: (727) 785 9941
                                 epeiser@aol.com
                                    12/21/04


Mike Krall
President: Innovative Medical Services
1725 Gillespic Drive
El Cajon, CA 92020

Dear Mike;

Please accept my resignation from the Board of Directors of Innovative Medical, effective this date.


Sincerely


/s/ EUGENE S. PEISER
--------------------
Eugene S. Peiser
Doctor of Pharmacy